FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Joe Bass, 615-743-8219
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS DILUTED EPS OF $1.91, ROAA OF 1.42% AND ROATCE OF 17.40% FOR 3Q2022
3Q22 annualized linked-quarter loan growth of 20.9% while core deposits grew 9.8%

NASHVILLE, TN, Oct. 18, 2022 - Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $1.91 for the quarter ended Sept. 30, 2022, compared to net income per diluted common share of $1.75 for the quarter ended Sept. 30, 2021, an increase of 9.1 percent. Net income per diluted common share was $5.42 for the nine months ended Sept. 30, 2022, compared to $5.05 for the nine months ended Sept. 30, 2021, an increase of 7.3 percent.
Paycheck Protection Program (PPP) net interest income for the three months ended Sept. 30, 2022 and 2021 was approximately $755,000 and $20.4 million, respectively. PPP net interest income for the nine months ended Sept. 30, 2022 and 2021 was $15.5 million and $66.0 million, respectively. PPP net interest income contributed $0.01 and $0.15 to diluted earnings per common share for the three and nine months ended Sept. 30, 2022, respectively, compared to contributions of $0.20 and $0.64 for the three and nine months ended Sept. 30, 2021, respectively.
"There is little doubt that we continue to operate in a weakening economy," said M. Terry Turner, Pinnacle’s president and chief executive officer. "Nevertheless our relentless focus on those items that we believe are most highly correlated with total shareholder returns resulted in year-over-year growth in earnings per diluted share of 9.1 percent, organic revenue growth of 20.2 percent, book value per share accretion of 2.6 percent and tangible book value per share accretion of 3.6 percent.
"The key to our continued strong growth and strong asset quality metrics has been our ability to attract the best bankers in our markets from our competitors. We have hired 118 revenue producers thus far this year, including 53 in the third quarter, so we are well on pace to surpass our hiring successes of the past two years. As a result, we believe we are extremely well positioned to seize the significant opportunities arising from the substantial market disruption we see occurring across our footprint and to continue producing sound growth in what is likely to be a more challenging economic landscape. Our third quarter results increased our belief that our proven and unique business model should continue to produce outsized revenue growth, earnings growth and tangible book value accretion through a more challenging operating environment."

BALANCE SHEET GROWTH:

Total assets at Sept. 30, 2022 were $41.0 billion, an increase of approximately $4.5 billion from Sept. 30, 2021, reflecting a year-over-year increase of 12.3 percent. A further analysis of select balance sheet trends follows:

	Balances at			Balances at
(dollars in thousands)	Sept. 30, 2022	June 30, 2022	Linked-Quarter Annualized % Change	Sept. 30, 2021	Year-over-Year % Change
Loans	$27,711,694	$26,333,096	20.9%	$23,058,461	20.2%
Less: PPP loans	10,723	51,100	(316.1)%	708,722	(98.5)%
Loans excluding PPP loans	27,700,971	26,281,996	21.6%	22,349,739	23.9%
Securities and other interest-earning assets	8,706,453	9,342,543	(27.2)%	9,538,824	(8.7)%

	Balances at			Balances at
(dollars in thousands)	Sept. 30, 2022	June 30, 2022	Linked-Quarter Annualized % Change	Sept. 30, 2021	Year-over-Year % Change
Total interest-earning assets excluding PPP loans	$36,407,424	$35,624,539	8.8%	$31,888,563	14.2%

Core deposits:
Noninterest-bearing deposits	10,567,873	11,058,198	(17.7)%	9,809,691	7.7%
Interest-bearing core deposits(1)	20,180,944	18,953,246	25.9%	17,360,676	16.2%
Noncore deposits and other funding(2)	4,444,868	4,496,117	(4.6)%	3,778,885	17.6%
Total funding	$35,193,685	$34,507,561	8.0%	$30,949,252	13.7%
(1): Interest-bearing core deposits are interest-bearing deposits, money market accounts, time deposits less than $250,000 and reciprocating time and money market deposits issued through the IntraFi Network.
(2): Noncore deposits and other funding consists of time deposits greater than $250,000, securities sold under agreements to repurchase, public funds, brokered deposits, FHLB advances and subordinated debt.

"In conjunction with our hiring success in recent years, we again experienced strong growth in loans during the third quarter with an annualized growth rate of 20.9 percent over June 30, 2022 balances," Turner said. "Our core deposits increased during the third quarter by 9.8 percent annualized over the June 30, 2022 balances. Also, during the quarter we got further confirmation regarding the effectiveness of our model based on FDIC summary of deposit data as of June 30, 2022 where we learned that we increased our deposit market share in virtually every market in which we operate. The Nashville MSA was particularly noteworthy where total deposits grew approximately 3.5 percent year-over-year, and we captured 57 percent of all that growth. We believe our longstanding ability to take deposit market share will serve us well in a period where many are forecasting a contraction in M2, which is highly correlated to shrinking deposit balances."

PRE-TAX, PRE-PROVISION NET REVENUE (PPNR) GROWTH:

Pre-tax, pre-provision net revenues (PPNR) for the quarter ended Sept. 30, 2022 were $211.3 million, an increase of 22.3 percent from the $172.8 million recognized in the quarter ended Sept. 30, 2021.

	Three months ended			Nine months ended
	Sept. 30,			Sept. 30,
(dollars in thousands)	2022	2021	% change	2022	2021	% change
Revenues:
Net interest income	$305,784	$237,543	28.7%	$809,833	$693,638	16.8%
Noninterest income	104,805	104,095	0.7%	333,803	295,011	13.1%
Total revenues	410,589	341,638	20.2%	1,143,636	988,649	15.7%
Noninterest expense	199,253	168,851	18.0%	577,952	489,687	18.0%
Pre-tax, pre-provision net revenue (PPNR)	211,336	172,787	22.3%	565,684	498,962	13.4%
Adjustments:
Investment (gains) losses on sales of securities, net	(217)	—	NM	(156)	(366)	NM
ORE expense (benefit)	(90)	(79)	NM	101	(749)	NM
Adjusted PPNR	$211,029	$172,708	22.2%	$565,629	$497,847	13.6%

•Revenue per fully diluted common share increased for the 11th consecutive quarter to $5.40 for the three months ended Sept. 30, 2022, compared to $5.14 for the second quarter of 2022 and $4.50 for the third quarter of 2021, a 20.0 percent year-over-year growth rate.
•Net interest income for the quarter ended Sept. 30, 2022 was $305.8 million, compared to $264.6 million for the second quarter of 2022 and $237.5 million for the third quarter of 2021, a year-over-year growth rate of 28.7 percent.

◦Revenues from PPP loans approximated $755,000 in the third quarter of 2022, compared to $4.1 million in the second quarter of 2022 and $20.4 million in the third quarter of 2021. At Sept. 30, 2022, remaining unamortized fees for PPP loans were approximately $333,000.
◦Included in net interest income for the third quarter of 2022 was $1.3 million of discount accretion associated with fair value adjustments, compared to $1.6 million of discount accretion recognized in the second quarter of 2022 and $2.8 million in the third quarter of 2021. There remains $4.4 million of purchase accounting discount accretion as of Sept. 30, 2022.
•Noninterest income for the quarter ended Sept. 30, 2022 was $104.8 million, compared to $125.5 million for the second quarter of 2022 and $104.1 million for the third quarter of 2021, a year-over-year growth rate of 0.7 percent.
◦Wealth management revenues, which include investment, trust and insurance services, were $19.4 million for the third quarter of 2022, compared to $21.8 million for the second quarter of 2022 and $17.3 million reported for the third quarter of 2021, a year-over-year increase of 12.5 percent.
◦Service charges on deposit accounts were $10.9 million for the quarter ended Sept. 30, 2022, compared to $11.6 million for the quarter ended June 30, 2022 and $11.4 million for the quarter ended Sept. 30, 2021. Service charge revenues were negatively impacted by the previously disclosed changes in the firm's insufficient funds and overdraft programs during the third quarter of 2022 by approximately $500,000.
◦Income from the firm's investment in BHG was $41.3 million for the quarter ended Sept. 30, 2022, down from $49.5 million for the quarter ended June 30, 2022 and up from $30.4 million for the quarter ended Sept. 30, 2021. During the third quarter of 2022, BHG placed approximately $555 million in loans with community banks compared to approximately $658 million in the second quarter of 2022. Additionally, BHG completed another securitization during the third quarter of 2022 for approximately $412 million in funding secured by previously funded loans. This was the third securitization completed in 2022.
◦Other noninterest income was $31.8 million for the quarter ended Sept. 30, 2022, compared to $40.4 million for the quarter ended June 30, 2022 and $37.2 million for the quarter ended Sept. 30, 2021, a linked-quarter annualized decrease of 85.4 percent and year-over-year decline of 14.5 percent, respectively.
▪Third quarter 2022 gains from market valuation adjustments in other equity investments decreased to approximately $725,000, compared to $6.7 million in the second quarter of 2022 and $8.6 million in the third quarter of 2021.
•Noninterest expense for the quarter ended Sept. 30, 2022 was $199.3 million, compared to $196.0 million in the second quarter of 2022 and $168.9 million in the third quarter of 2021, reflecting a linked-quarter annualized growth rate of 6.6 percent and a year-over-year increase of 18.0 percent.
◦Salaries and employee benefits were $129.9 million in the third quarter of 2022, compared to $126.6 million in the second quarter of 2022 and $112.4 million in the third quarter of 2021, reflecting a linked-quarter annualized growth rate of 10.4 percent and a year-over-year increase of 15.6 percent.
▪Increase in headcount is a meaningful factor to the growth in compensation. Total full-time equivalent associates amounted to 3,184.5 associates at Sept. 30, 2022, compared to 2,769.5 full-time equivalent associates at Sept. 30, 2021, a year-over-year increase in headcount of 15.0 percent.
▪Costs related to the firm's incentive plans increased to $30.7 million in the third quarter of 2022 compared to $30.2 million in the third quarter of 2021 due to increased personnel as well as increased earnings and PPNR, which are primary factors in determining the costs of the firm's annual cash incentive compensation awards.

◦Noninterest expense categories, other than salaries and employee benefits, were $69.3 million in the third quarter of 2022, compared to $69.4 million in the second quarter of 2022 and $56.4 million in the third quarter of 2021, reflecting a year-over-year increase of 22.9 percent.
"We are very pleased with our PPNR results for the third quarter," said Harold R. Carpenter, Pinnacle’s chief financial officer. "We continue to overcome the headwinds from declines in residential mortgage lending, the winding down of PPP lending, declining stock market valuations and the broader impact of inflation. Loan growth, as well as the impact of the rising short-term rate environment, contributed to an increase of $41.2 million in net interest income in the third quarter of 2022 as compared to the second quarter of 2022.
"We anticipated fee revenues to decrease in the third quarter, since the second quarter included all-time high marks from BHG and other fee categories, with significant contributions from market valuation adjustments for other equity investments that we own. Although BHG reported less revenue, they had another extremely strong quarter. Market valuation adjustments from our other equity investments fell by $5.9 million between the second and third quarters. We now estimate our total 2022 revenues (net interest income and noninterest income) should approximate a high-teens percentage increase over that of 2021.
"As to expenses, compensation costs increased approximately 15.6 percent over the same quarter last year, due primarily to increased opportunities to hire the best bankers and investment professionals in our markets. We are optimistic that our hiring model will continue to provide us even more opportunities to add revenue producers this year. Including the impact of inflation and the acquisition of JB&B Capital, LLC in the first quarter of this year, our expenses, comparing the third quarter of 2022 to the same quarter in 2021, have increased by 18.0 percent. We now estimate our total 2022 noninterest expense should approximate a high-teens percentage increase over that of 2021."

SOUNDNESS AND PROFITABILITY:

	Three months ended			Nine months ended
	Sept. 30, 2022	June 30, 2022	Sept. 30, 2021	Sept. 30, 2022	Sept. 30, 2021
Net interest margin	3.47%	3.17%	3.03%	3.18%	3.05%
Efficiency ratio	48.53%	50.26%	49.42%	50.54%	49.53%
Return on average assets	1.42%	1.46%	1.47%	1.40%	1.45%
Return on average tangible common equity (TCE)	17.40%	17.62%	16.98%	16.89%	17.15%

	As of
	Sept. 30, 2022	June 30, 2022	Sept. 30, 2021
Stockholder's equity to total assets	13.0%	13.2%	14.2%
Tangible common equity to tangible assets	8.3%	8.4%	9.0%
Book value per common share	$67.07	$66.74	$65.36
Tangible book value per common share	$42.44	$42.08	$40.98
Annualized net loan charge-offs to avg. loans (1)	0.16%	0.01%	0.16%
Nonperforming assets to total loans, ORE and other nonperforming assets (NPAs)	0.15%	0.09%	0.24%
Classified asset ratio (Pinnacle Bank) (2)	2.60%	2.90%	5.60%
Allowance for credit losses (ACL) to total loans	1.04%	1.03%	1.17%
ACL to total loans, excluding PPP	1.04%	1.04%	1.20%
(1): Annualized net loan charge-offs to average loans ratios are computed by annualizing quarterly net loan charge-offs and dividing the result by average loans for the quarter.
(2): Classified assets as a percentage of Tier 1 capital plus allowance for credit losses.

•Net interest margin was 3.47 percent for the third quarter of 2022, compared to 3.17 percent for the second quarter of 2022 and 3.03 percent for the third quarter of 2021. Net interest margin for the nine months ended Sept. 30, 2022 was 3.18 percent compared to 3.05 percent for the nine months ended Sept. 30, 2021.
◦PPP loans impacted the firm’s net interest margin beginning in the second quarter of 2020 and have continued to impact net interest margin through the third quarter of 2022. Additionally, the firm’s decision early in the pandemic to maintain additional on-balance sheet liquidity also impacted net interest margin in each of fiscal years 2020 and 2021. The firm estimates its second and third quarter 2022 net interest margin was negatively impacted by approximately 12 and 9 basis points, respectively, compared to approximately 12 basis points in each of the second and third quarter of 2021 as a result of these factors.
•Provision for credit losses was $27.5 million in the third quarter of 2022 compared to $12.9 million in the second quarter of 2022 and $3.4 million in the third quarter of 2021. Net charge-offs were $11.0 million for the quarter ended Sept. 30, 2022, compared to $877,000 for the quarter ended June 30, 2022 and $9.3 million for the quarter ended Sept. 30, 2021. Annualized net loan charge-offs for the third quarter of 2022 were 0.16 percent.
•Nonperforming assets were $41.9 million at Sept. 30, 2022, compared to $23.7 million at June 30, 2022 and $55.1 million at Sept. 30, 2021, down 24.0 percent over the same quarter last year. The ratio of the allowance for credit losses to nonperforming loans at Sept. 30, 2022 was 844.5 percent, compared to 1,762.6 percent at June 30, 2022 and 575.3 percent at Sept. 30, 2021.
•Classified assets were $107.9 million at Sept. 30, 2022, compared to $112.5 million at June 30, 2022 and $196.3 million at Sept. 30, 2021, down 45.0 percent over the same quarter last year.

"During the third quarter, our net interest margin increased by approximately 30 basis points, our efficiency ratio improved by 173 basis points, and our return metrics were basically consistent with our strong second quarter results," Carpenter said. "We are also pleased that our tangible book value per share increased again this quarter, despite the impact of rising rates on our investment securities portfolio. Our credit metrics declined slightly in the quarter but remain strong in comparison to historical metrics, which we believe is the result of our credit officers continuing to remain active in proactively conducting portfolio reviews and fine tuning underwriting given forecasts for a weakening economy.
"We believe we have the most experienced bankers in our markets and, as a result, believe this experience translates into a client base of seasoned borrowers. We have long shown that we can grow our franchise organically, which we also believe enhances long-term credit soundness. Furthermore, we operate in many of the best banking markets in the nation where the local economies seem to be better weathering the current economic challenges."

BOARD OF DIRECTORS DECLARES DIVIDENDS

On Oct. 18, 2022, Pinnacle Financial's Board of Directors approved a quarterly cash dividend of $0.22 per common share to be paid on Nov. 25, 2022 to common shareholders of record as of the close of business on Nov. 4, 2022. Additionally, the Board of Directors approved a quarterly dividend of approximately $3.8 million, or $16.88 per share (or $0.422 per depositary share), on Pinnacle Financial's 6.75 percent Series B Non-Cumulative Perpetual Preferred Stock payable on Dec. 1, 2022 to shareholders of record at the close of business on Nov. 16, 2022. The amount and timing of any future dividend payments to both preferred and common shareholders will be subject to the approval of Pinnacle's Board of Directors.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. CT on Oct. 19, 2022, to discuss third quarter 2022 results and other matters. To access the call for audio only, please call 1-877-209-7255. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. The firm is the No. 1 bank in the Nashville-Murfreesboro-Franklin MSA, according to 2022 deposit data from the FDIC, is listed by Forbes among the top 25 banks in the nation and earned a spot on the 2022 list of 100 Best Companies to Work For® in the U.S., its sixth consecutive appearance. Pinnacle was also listed in Fortune magazine as the second best company to work for in the U.S. for women. American Banker recognized Pinnacle as one of America’s Best Banks to Work For nine years in a row and No. 1 among banks with more than $11 billion in assets in 2021.
Pinnacle owns a 49 percent interest in Bankers Healthcare Group (BHG), which provides innovative, hassle-free financial solutions to healthcare practitioners and other licensed professionals. Great Place to Work and FORTUNE ranked BHG No. 4 on its 2021 list of Best Workplaces in New York State in the small/medium business category.
The firm began operations in a single location in downtown Nashville, TN in October 2000 and has since grown to approximately $41.0 billion in assets as of Sept. 30, 2022. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in 15 primarily urban markets across the Southeast.
Additional information concerning Pinnacle, which is included in the Nasdaq Financial-100 Index, can be accessed at www.pnfp.com.
###
Forward-Looking Statements
All statements, other than statements of historical fact, included in this press release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "expect," "anticipate," "intend," "may," "should," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (i) deterioration in the financial condition of borrowers of Pinnacle Bank and its subsidiaries or BHG, including as a result of the negative impact of inflationary pressures on our and BHG's customers and their businesses resulting in significant increases in loan losses and provisions for those losses and, in the case of BHG, substitutions; (ii) fluctuations or differences in interest rates on loans or deposits from those that Pinnacle Financial is modeling or anticipating, including as a result of Pinnacle Bank's inability to better match deposit rates with the changes in the short-term rate environment, or that affect the yield curve; (iii) adverse conditions in the national or local economies including in Pinnacle Financial's markets throughout Tennessee, North Carolina, South Carolina, Georgia, Alabama and Virginia, particularly in commercial and residential real estate markets; (iv) the inability of Pinnacle Financial, or entities in which it has significant investments, like BHG, to maintain the long-term historical growth rate of its, or such entities', loan portfolio; (v) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, including during times when Pinnacle Bank is seeking to limit the rates it pays on deposits; (vi) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (vii) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (viii) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on Pinnacle Financial’s results, including as a result of compression to net interest margin; (ix) the effects of new outbreaks of COVID-19, including actions taken by governmental officials to curb the spread of the virus, and the resulting impact on general economic and financial market conditions and on Pinnacle Financial's and its customers' business, results of operations, asset quality and financial condition; (x) the efficacy of vaccines against the COVID-19 virus, including new variants; (xi) the results of regulatory examinations; (xii) Pinnacle Financial's ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions; (xiii) difficulties and delays in integrating acquired businesses or fully realizing costs savings and other benefits from acquisitions; (xiv) BHG's ability to profitably grow its business and successfully execute on its business plans; (xv) risks of expansion into new geographic or product markets; (xvi) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including goodwill or other intangible assets; (xvii) the ineffectiveness of Pinnacle Bank's hedging strategies, or the unexpected counterparty failure or hedge failure of the underlying hedges; (xviii) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors (including as a result of the competitive environment for associates) or otherwise to attract customers from other financial institutions; (xix) deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xx) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives, particularly if Pinnacle Bank's level of applicable commercial real estate loans were to exceed percentage levels of total capital in guidelines recommended by its regulators; (xxi) approval of the declaration of any dividend by Pinnacle Financial's board of directors; (xxii) the vulnerability of Pinnacle Bank's network and online banking portals, and the systems of parties with whom Pinnacle Bank contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xxiii) the possibility of increased compliance and operational costs as a result of increased regulatory oversight (including by the Consumer Financial Protection Bureau), including oversight of companies in which Pinnacle Financial or Pinnacle Bank have significant investments, like BHG, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients; (xxiv) the risks associated with Pinnacle Financial and Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company or all or a portion of their ownership interests in BHG (triggering a similar sale by Pinnacle Financial and Pinnacle Bank); (xxv) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, like BHG, including regulatory or legislative developments; (xxvi) fluctuations in the valuations of Pinnacle Financial's equity investments and the ultimate success of such investments; (xxvii) the availability of and access to capital; (xxviii) adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of Pinnacle Bank's participation in and execution of government programs related to the COVID-19 pandemic; and (xxix) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in Pinnacle Financial's Annual Report on Form 10-K for the year ended December 31, 2021, and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at http://www.sec.gov. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Matters
This release contains certain non-GAAP financial measures, including, without limitation, earnings per diluted common share, PPNR, efficiency ratio and the ratio of noninterest expense to average assets, excluding in certain instances the impact of expenses related to other real estate owned, gains or losses on sale of investment securities and other matters for the accounting periods presented. This release also includes non-GAAP financial measures which exclude the impact of loans originated and forgiven and repaid under the PPP. This release may also contain certain other non-GAAP capital ratios and performance measures that exclude the impact of goodwill and core deposit intangibles associated with Pinnacle Financial's acquisitions of BNC, Avenue Bank, Magna Bank, CapitalMark Bank & Trust, Mid-America Bancshares, Inc., Cavalry Bancorp, Inc. and other acquisitions which collectively are less material to the non-GAAP measure as well as the impact of Pinnacle Financial's Series B Preferred Stock. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

Pinnacle Financial believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible, and the other items excluded each vary extensively from company to company, Pinnacle Financial believes that the presentation of this information allows investors to more easily compare Pinnacle Financial's results to the results of other companies. Pinnacle Financial's management utilizes this non-GAAP financial information to compare Pinnacle Financial's operating performance for 2022 versus certain periods in 2021 and to internally prepared projections.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

(dollars in thousands, except for share and per share data)	September 30, 2022	December 31, 2021	September 30, 2021
ASSETS
Cash and noninterest-bearing due from banks	$168,010	$188,287	$155,965
Restricted cash	18,636	82,505	104,157
Interest-bearing due from banks	1,616,878	3,830,747	3,206,383
Cash and cash equivalents	1,803,524	4,101,539	3,466,505
Securities purchased with agreement to resell	528,999	1,000,000	500,000
Securities available-for-sale, at fair value	3,542,601	4,914,194	4,634,653
Securities held-to-maturity (fair value of $2.5 billion, $1.2 billion, and $1.0 billion, net of allowance for credit losses of $1.6 million, $161 and $161 at Sept. 30, 2022, Dec. 31, 2021 and Sept. 30, 2021, respectively)	2,938,417	1,155,958	989,237
Consumer loans held-for-sale	45,509	45,806	55,273
Commercial loans held-for-sale	15,413	17,685	49,121
Loans	27,711,694	23,414,262	23,058,461
Less allowance for credit losses	(288,088)	(263,233)	(268,635)
Loans, net	27,423,606	23,151,029	22,789,826
Premises and equipment, net	320,273	288,182	288,833
Equity method investment	425,892	360,833	333,764
Accrued interest receivable	110,170	98,813	89,137
Goodwill	1,846,466	1,819,811	1,819,811
Core deposits and other intangible assets	35,666	33,819	35,876
Other real estate owned	7,787	8,537	8,415
Other assets	1,955,795	1,473,193	1,463,485
Total assets	$41,000,118	$38,469,399	$36,523,936
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$10,567,873	$10,461,071	$9,809,691
Interest-bearing	7,549,510	6,530,015	5,767,286
Savings and money market accounts	12,712,809	12,179,663	11,381,033
Time	2,859,857	2,133,784	2,411,797
Total deposits	33,690,049	31,304,533	29,369,807
Securities sold under agreements to repurchase	190,554	152,559	148,240
Federal Home Loan Bank advances	889,248	888,681	888,493
Subordinated debt and other borrowings	423,834	423,172	542,712
Accrued interest payable	10,202	12,504	11,838
Other liabilities	454,119	377,343	371,048
Total liabilities	35,658,006	33,158,792	31,332,138
Preferred stock, no par value, 10.0 million shares authorized; 225,000 shares non-cumulative perpetual preferred stock, Series B, liquidation preference $225.0 million, issued and outstanding at Sept. 30, 2022, Dec. 31, 2021 and Sept. 30, 2021, respectively	217,126	217,126	217,126
Common stock, par value $1.00; 180.0 million shares authorized; 76.4 million, 76.1 million and 76.1 million shares issued and outstanding at Sept. 30, 2022, Dec. 31, 2021, and Sept. 30, 2021, respectively	76,413	76,143	76,115
Additional paid-in capital	3,066,527	3,045,802	3,038,800
Retained earnings	2,224,736	1,864,350	1,748,491
Accumulated other comprehensive income (loss), net of taxes	(242,690)	107,186	111,266
Total stockholders' equity	5,342,112	5,310,607	5,191,798
Total liabilities and stockholders' equity	$41,000,118	$38,469,399	$36,523,936
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED
(dollars in thousands, except for share and per share data)	Three months ended			Nine months ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Interest income:
Loans, including fees	$315,935	$252,182	$233,857	$795,164	$694,017
Securities
Taxable	18,204	12,725	8,986	41,977	25,073
Tax-exempt	21,408	19,898	15,873	58,752	47,917
Federal funds sold and other	16,217	7,571	2,152	26,864	5,014
Total interest income	371,764	292,376	260,868	922,757	772,021
Interest expense:
Deposits	55,189	18,181	12,139	83,620	43,468
Securities sold under agreements to repurchase	182	82	57	320	185
FHLB advances and other borrowings	10,609	9,539	11,129	28,984	34,730
Total interest expense	65,980	27,802	23,325	112,924	78,383
Net interest income	305,784	264,574	237,543	809,833	693,638
Provision for credit losses	27,493	12,907	3,382	43,120	13,451
Net interest income after provision for credit losses	278,291	251,667	234,161	766,713	680,187
Noninterest income:
Service charges on deposit accounts	10,906	11,616	11,435	33,552	28,648
Investment services	10,780	13,205	9,648	34,676	26,836
Insurance sales commissions	2,928	2,554	2,557	9,518	8,188
Gains on mortgage loans sold, net	1,117	2,150	7,814	7,333	28,180
Investment gains on sales, net	217	—	—	156	366
Trust fees	5,706	6,065	5,049	17,744	14,798
Income from equity method investment	41,341	49,465	30,409	124,461	91,430
Other noninterest income	31,810	40,447	37,183	106,363	96,565
Total noninterest income	104,805	125,502	104,095	333,803	295,011
Noninterest expense:
Salaries and employee benefits	129,910	126,611	112,406	378,373	325,958
Equipment and occupancy	27,886	26,921	23,712	80,343	70,253
Other real estate, net	(90)	86	(79)	101	(749)
Marketing and other business development	4,958	4,759	3,325	13,494	8,326
Postage and supplies	2,795	2,320	2,083	7,486	6,004
Amortization of intangibles	1,951	2,051	2,088	5,873	6,461
Other noninterest expense	31,843	33,290	25,316	92,282	73,434
Total noninterest expense	199,253	196,038	168,851	577,952	489,687
Income before income taxes	183,843	181,131	169,405	522,564	485,511
Income tax expense	35,185	36,004	32,828	99,669	91,716
Net income	148,658	145,127	136,577	422,895	393,795
Preferred stock dividends	(3,798)	(3,798)	(3,798)	(11,394)	(11,394)
Net income available to common shareholders	$144,860	$141,329	$132,779	$411,501	$382,401
Per share information:
Basic net income per common share	$1.91	$1.87	$1.76	$5.43	$5.07
Diluted net income per common share	$1.91	$1.86	$1.75	$5.42	$5.05
Weighted average common shares outstanding:
Basic	75,761,930	75,751,296	75,494,286	75,723,129	75,449,900
Diluted	75,979,056	75,940,500	75,836,142	75,945,469	75,760,618
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(Unaudited)

(dollars and shares in thousands)	Preferred Stock Amount	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comp. Income (Loss), net	Total Shareholders' Equity
		Shares	Amounts
Balance at December 31, 2020	$217,126	75,850	$75,850	$3,028,063	$1,407,723	$175,849	$4,904,611
Exercise of employee common stock options & related tax benefits	—	32	32	672	—	—	704
Preferred dividends paid ($50.64 per share)	—	—	—	—	(11,394)	—	(11,394)
Common dividends paid ($0.54 per share)	—	—	—	—	(41,633)	—	(41,633)
Issuance of restricted common shares, net of forfeitures	—	194	194	(194)	—	—	—
Restricted shares withheld for taxes & related tax benefits	—	(49)	(49)	(3,697)	—	—	(3,746)
Issuance of common stock pursuant to restricted stock unit (RSU) and performance stock unit (PSU) agreements, net of shares withheld for taxes & related tax benefits	—	88	88	(3,878)	—	—	(3,790)
Compensation expense for restricted shares & performance stock units	—	—	—	17,834	—	—	17,834
Net income	—	—	—	—	393,795	—	393,795
Other comprehensive loss	—	—	—	—	—	(64,583)	(64,583)
Balance at September 30, 2021	$217,126	76,115	$76,115	$3,038,800	$1,748,491	$111,266	$5,191,798

Balance at December 31, 2021	$217,126	76,143	$76,143	$3,045,802	$1,864,350	$107,186	$5,310,607
Exercise of employee common stock options & related tax benefits	—	14	14	264	—	—	278
Preferred dividends paid ($50.64 per share)	—	—	—	—	(11,394)	—	(11,394)
Common dividends paid ($0.66 per share)	—	—	—	—	(51,115)	—	(51,115)
Issuance of restricted common shares, net of forfeitures	—	207	207	(169)	—	—	38
Restricted shares withheld for taxes & related tax benefits	—	(46)	(46)	(4,657)	—	—	(4,703)
Issuance of common stock pursuant to RSU and PSU agreements, net of shares withheld for taxes & related tax benefits	—	95	95	(5,595)	—	—	(5,500)
Compensation expense for restricted shares & performance stock units	—	—	—	30,882	—	—	30,882
Net income	—	—	—	—	422,895	—	422,895
Other comprehensive loss	—	—	—	—	—	(349,876)	(349,876)
Balance at September 30, 2022	$217,126	76,413	$76,413	$3,066,527	$2,224,736	$(242,690)	$5,342,112

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	September	June	March	December	September	June
	2022	2022	2022	2021	2021	2021
Balance sheet data, at quarter end:
Commercial and industrial loans	$9,738,271	9,244,708	8,213,204	7,703,428	7,079,431	6,771,254
Commercial real estate - owner occupied loans	3,426,271	3,243,018	3,124,275	3,048,822	2,954,519	2,817,689
Commercial real estate - investment loans	5,122,127	4,909,598	4,707,761	4,607,048	4,597,736	4,644,551
Commercial real estate - multifamily and other loans	1,042,854	951,998	718,822	614,656	621,471	724,253
Consumer real estate - mortgage loans	4,271,913	4,047,051	3,813,252	3,680,684	3,540,439	3,335,537
Construction and land development loans	3,548,970	3,386,866	3,277,029	2,903,017	3,096,961	2,791,611
Consumer and other loans	550,565	498,757	487,499	485,489	459,182	440,124
Paycheck protection program loans	10,723	51,100	157,180	371,118	708,722	1,372,916
Total loans	27,711,694	26,333,096	24,499,022	23,414,262	23,058,461	22,897,935
Allowance for credit losses	(288,088)	(272,483)	(261,618)	(263,233)	(268,635)	(273,747)
Securities	6,481,018	6,553,893	6,136,109	6,070,152	5,623,890	5,326,908
Total assets	41,000,118	40,121,292	39,400,378	38,469,399	36,523,936	35,412,309
Noninterest-bearing deposits	10,567,873	11,058,198	10,986,194	10,461,071	9,809,691	8,926,200
Total deposits	33,690,049	32,595,303	32,295,814	31,304,533	29,369,807	28,217,603
Securities sold under agreements to repurchase	190,554	199,585	219,530	152,559	148,240	177,661
FHLB advances	889,248	1,289,059	888,870	888,681	888,493	888,304
Subordinated debt and other borrowings	423,834	423,614	423,319	423,172	542,712	671,994
Total stockholders' equity	5,342,112	5,315,239	5,280,950	5,310,607	5,191,798	5,101,231
Balance sheet data, quarterly averages:
Total loans	$27,021,031	25,397,389	23,848,533	23,225,735	22,986,835	23,179,803
Securities	6,542,026	6,446,774	6,143,664	5,813,636	5,451,232	5,036,786
Federal funds sold and other	2,600,978	2,837,679	4,799,946	4,356,113	3,743,074	3,143,078
Total earning assets	36,164,035	34,681,842	34,792,143	33,395,484	32,181,141	31,359,667
Total assets	40,464,649	38,780,786	38,637,221	37,132,078	35,896,130	35,053,772
Noninterest-bearing deposits	10,926,069	10,803,439	10,478,403	10,240,393	9,247,382	8,500,465
Total deposits	33,108,415	31,484,100	31,538,985	30,034,026	28,739,871	28,013,659
Securities sold under agreements to repurchase	215,646	216,846	179,869	141,781	164,837	173,268
FHLB advances	1,010,865	1,095,531	888,746	888,559	888,369	888,184
Subordinated debt and other borrowings	426,267	427,191	441,755	484,389	586,387	674,162
Total stockholders' equity	5,403,244	5,316,219	5,331,405	5,262,586	5,176,625	5,039,608
Statement of operations data, for the three months ended:
Interest income	$371,764	292,376	258,617	259,193	260,868	259,236
Interest expense	65,980	27,802	19,142	20,430	23,325	26,011
Net interest income	305,784	264,574	239,475	238,763	237,543	233,225
Provision for credit losses	27,493	12,907	2,720	2,675	3,382	2,834
Net interest income after provision for credit losses	278,291	251,667	236,755	236,088	234,161	230,391
Noninterest income	104,805	125,502	103,496	100,723	104,095	98,207
Noninterest expense	199,253	196,038	182,661	170,417	168,851	166,140
Income before taxes	183,843	181,131	157,590	166,394	169,405	162,458
Income tax expense	35,185	36,004	28,480	32,866	32,828	30,668
Net income	148,658	145,127	129,110	133,528	136,577	131,790
Preferred stock dividends	(3,798)	(3,798)	(3,798)	(3,798)	(3,798)	(3,798)
Net income available to common shareholders	$144,860	141,329	125,312	129,730	132,779	127,992
Profitability and other ratios:
Return on avg. assets (1)	1.42%	1.46%	1.32%	1.39%	1.47%	1.46%
Return on avg. equity (1)	10.64%	10.66%	9.53%	9.78%	10.18%	10.19%
Return on avg. common equity (1)	11.08%	11.12%	9.94%	10.20%	10.62%	10.65%
Return on avg. tangible common equity (1)	17.40%	17.62%	15.63%	16.13%	16.98%	17.32%
Common stock dividend payout ratio (15)	12.34%	12.63%	12.94%	10.65%	11.13%	11.73%
Net interest margin (2)	3.47%	3.17%	2.89%	2.96%	3.03%	3.08%
Noninterest income to total revenue (3)	25.53%	32.17%	30.18%	29.67%	30.47%	29.63%
Noninterest income to avg. assets (1)	1.03%	1.30%	1.09%	1.08%	1.15%	1.12%
Noninterest exp. to avg. assets (1)	1.95%	2.03%	1.92%	1.82%	1.87%	1.90%
Efficiency ratio (4)	48.53%	50.26%	53.26%	50.20%	49.42%	50.13%
Avg. loans to avg. deposits	81.61%	80.67%	75.62%	77.33%	79.98%	82.74%
Securities to total assets	15.81%	16.34%	15.57%	15.78%	15.40%	15.04%
This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	September 30, 2022			September 30, 2021
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$27,021,031	$315,935	4.73%	$22,986,835	$233,857	4.13%
Securities
Taxable	3,436,460	18,204	2.10%	2,868,212	8,986	1.24%
Tax-exempt (2)	3,105,566	21,408	3.28%	2,583,020	15,873	2.93%
Interest-bearing due from banks	1,491,338	8,666	2.31%	3,088,027	1,181	0.15%
Resell agreements	920,786	5,616	2.42%	500,000	432	0.34%
Federal funds sold	—	—	—%	—	—	—%
Other	188,854	1,935	4.06%	155,047	539	1.38%
Total interest-earning assets	36,164,035	$371,764	4.20%	32,181,141	$260,868	3.32%
Nonearning assets
Intangible assets	1,883,350			1,857,039
Other nonearning assets	2,417,264			1,857,950
Total assets	$40,464,649			$35,896,130

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	6,763,990	18,008	1.06%	5,591,119	2,453	0.17%
Savings and money market	12,765,435	29,347	0.91%	11,359,595	5,300	0.19%
Time	2,652,921	7,834	1.17%	2,541,775	4,386	0.68%
Total interest-bearing deposits	22,182,346	55,189	0.99%	19,492,489	12,139	0.25%
Securities sold under agreements to repurchase	215,646	182	0.34%	164,837	57	0.14%
Federal Home Loan Bank advances	1,010,865	5,762	2.26%	888,369	4,558	2.04%
Subordinated debt and other borrowings	426,267	4,847	4.51%	586,387	6,571	4.45%
Total interest-bearing liabilities	23,835,124	65,980	1.10%	21,132,082	23,325	0.44%
Noninterest-bearing deposits	10,926,069	—	—	9,247,382	—	—
Total deposits and interest-bearing liabilities	34,761,193	$65,980	0.75%	30,379,464	$23,325	0.30%
Other liabilities	300,212			340,041
Stockholders' equity	5,403,244			5,176,625
Total liabilities and stockholders' equity	$40,464,649			$35,896,130
Net interest income		$305,784			$237,543
Net interest spread (3)			3.10%			2.88%
Net interest margin (4)			3.47%			3.03%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and included $10.8 million of taxable equivalent income for the three months ended September 30, 2022 compared to $8.5 million for the three months ended September 30, 2021. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the three months ended September 30, 2022 would have been 3.44% compared to a net interest spread of 3.02% for the three months ended September 30, 2021.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Nine months ended			Nine months ended
	September 30, 2022			September 30, 2021
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1) (2)	$25,433,939	$795,164	4.27%	$23,005,416	$694,017	4.11%
Securities
Taxable	3,400,046	41,977	1.65%	2,575,720	25,073	1.30%
Tax-exempt (2)	2,978,901	58,752	3.18%	2,478,584	47,917	3.11%
Interest-bearing due from banks	2,050,401	12,580	0.82%	2,913,215	2,450	0.11%
Resell agreements	1,175,119	10,674	1.21%	331,502	842	0.34%
Federal funds sold	—	—	—%	13,321	—	—%
Other	179,293	3,610	2.69%	157,496	1,722	1.46%
Total interest-earning assets	35,217,699	$922,757	3.61%	31,475,254	$772,021	3.38%
Nonearning assets
Intangible assets	1,876,614			1,859,183
Other nonearning assets	2,206,600			1,873,106
Total assets	$39,300,913			$35,207,543

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	6,560,068	26,741	0.54%	5,504,133	7,460	0.18%
Savings and money market	12,479,841	43,542	0.47%	11,323,160	17,670	0.21%
Time	2,272,063	13,337	0.78%	2,839,449	18,338	0.86%
Total interest-bearing deposits	21,311,972	83,620	0.52%	19,666,742	43,468	0.30%
Securities sold under agreements to repurchase	204,251	320	0.21%	160,641	185	0.15%
Federal Home Loan Bank advances	998,828	15,467	2.07%	903,569	13,553	2.01%
Subordinated debt and other borrowings	431,681	13,517	4.19%	644,417	21,177	4.39%
Total interest-bearing liabilities	22,946,732	112,924	0.66%	21,375,369	78,383	0.49%
Noninterest-bearing deposits	10,737,610	—	—	8,462,129	—	—
Total deposits and interest-bearing liabilities	33,684,342	$112,924	0.45%	29,837,498	$78,383	0.35%
Other liabilities	266,018			312,598
Stockholders' equity	5,350,553			5,057,447
Total liabilities and stockholders' equity	$39,300,913			$35,207,543
Net interest income		$809,833			$693,638
Net interest spread (3)			2.95%			2.89%
Net interest margin (4)			3.18%			3.05%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis and included $28.8 million of taxable equivalent income for the nine months ended September 30, 2022 compared to $23.7 million for the nine months ended September 30, 2021. The tax-exempt benefit has been reduced by the projected impact of tax-exempt income that will be disallowed pursuant to IRS Regulations as of and for the then current period presented.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the nine months ended September 30, 2022 would have been 3.16% compared to a net interest spread of 3.03% for the nine months ended September 30, 2021.
(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	September	June	March	December	September	June
	2022	2022	2022	2021	2021	2021
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$34,115	15,459	26,616	31,569	46,692	53,105
ORE and other nonperforming assets (NPAs)	7,787	8,237	8,437	8,537	8,415	9,602
Total nonperforming assets	$41,902	23,696	35,053	40,106	55,107	62,707
Past due loans over 90 days and still accruing interest	$6,757	3,840	1,605	1,607	1,914	1,810
Accruing troubled debt restructurings (5)	$2,228	2,279	2,317	2,354	2,397	2,428
Accruing purchase credit deteriorated loans	$8,759	9,194	12,661	13,086	12,158	12,400
Net loan charge-offs	$10,983	877	2,958	8,077	9,281	9,968
Allowance for credit losses to nonaccrual loans	844.5%	1,762.6%	982.9%	833.8%	575.3%	515.5%
As a percentage of total loans:
Past due accruing loans over 30 days	0.13%	0.11%	0.11%	0.09%	0.09%	0.07%
Potential problem loans	0.21%	0.32%	0.41%	0.47%	0.60%	0.74%
Allowance for credit losses	1.04%	1.03%	1.07%	1.12%	1.17%	1.20%
Nonperforming assets to total loans, ORE and other NPAs	0.15%	0.09%	0.14%	0.17%	0.24%	0.27%
Classified asset ratio (Pinnacle Bank) (7)	2.6%	2.9%	3.6%	4.1%	5.6%	6.8%
Annualized net loan charge-offs to avg. loans (6)	0.16%	0.01%	0.05%	0.14%	0.16%	0.17%

Interest rates and yields:
Loans	4.73%	4.07%	3.94%	4.04%	4.13%	4.11%
Securities	2.66%	2.29%	2.12%	2.08%	2.04%	2.25%
Total earning assets	4.20%	3.49%	3.11%	3.20%	3.32%	3.42%
Total deposits, including non-interest bearing	0.66%	0.23%	0.13%	0.14%	0.17%	0.20%
Securities sold under agreements to repurchase	0.34%	0.15%	0.13%	0.15%	0.14%	0.13%
FHLB advances	2.26%	1.92%	2.04%	2.04%	2.04%	2.03%
Subordinated debt and other borrowings	4.51%	4.04%	4.00%	4.23%	4.45%	4.52%
Total deposits and interest-bearing liabilities	0.75%	0.34%	0.23%	0.26%	0.30%	0.35%

Capital and other ratios (7):
Pinnacle Financial ratios:
Stockholders' equity to total assets	13.0%	13.2%	13.4%	13.8%	14.2%	14.4%
Common equity Tier one	10.0%	10.2%	10.5%	10.9%	10.5%	10.5%
Tier one risk-based	10.7%	10.9%	11.2%	11.7%	11.3%	11.3%
Total risk-based	12.6%	12.9%	13.3%	13.8%	14.0%	14.5%
Leverage	9.7%	9.8%	9.5%	9.7%	9.3%	9.2%
Tangible common equity to tangible assets	8.3%	8.4%	8.5%	8.8%	9.0%	9.0%
Pinnacle Bank ratios:
Common equity Tier one	11.1%	11.0%	11.4%	11.9%	11.7%	11.9%
Tier one risk-based	11.1%	11.0%	11.4%	11.9%	11.7%	11.9%
Total risk-based	11.8%	11.7%	12.1%	12.6%	12.5%	13.1%
Leverage	10.1%	9.9%	9.6%	9.9%	9.7%	9.6%
Construction and land development loans as a percentage of total capital (18)	85.4%	87.4%	87.4%	79.1%	89.3%	80.1%
Non-owner occupied commercial real estate and multi-family as a percentage of total capital (18)	244.0%	250.2%	243.7%	234.1%	252.4%	248.8%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	September	June	March	December	September	June
	2022	2022	2022	2021	2021	2021

Per share data:
Earnings per common share – basic	$1.91	1.87	1.66	1.72	1.76	1.70
Earnings per common share - basic, excluding non-GAAP adjustments	$1.91	1.87	1.66	1.71	1.76	1.69
Earnings per common share – diluted	$1.91	1.86	1.65	1.71	1.75	1.69
Earnings per common share - diluted, excluding non-GAAP adjustments	$1.91	1.86	1.65	1.70	1.75	1.68
Common dividends per share	$0.22	0.22	0.22	0.18	0.18	0.18
Book value per common share at quarter end (8)	$67.07	66.74	66.30	66.89	65.36	64.19
Tangible book value per common share at quarter end (8)	$42.44	42.08	41.65	42.55	40.98	39.77
Revenue per diluted common share	$5.40	5.14	4.52	4.47	4.50	4.37
Revenue per diluted common share, excluding non-GAAP adjustments	$5.40	5.14	4.52	4.46	4.50	4.37

Investor information:
Closing sales price of common stock on last trading day of quarter	$81.10	72.31	92.08	95.50	94.08	88.29
High closing sales price of common stock during quarter	$87.66	91.42	110.41	104.72	98.00	92.94
Low closing sales price of common stock during quarter	$68.68	68.56	90.46	90.20	83.84	84.25

Closing sales price of depositary shares on last trading day of quarter	$25.33	25.19	26.72	28.21	28.14	29.13
High closing sales price of depositary shares during quarter	$26.23	26.44	28.53	28.99	29.23	29.13
Low closing sales price of depositary shares during quarter	$24.76	24.75	25.63	27.42	28.00	27.38

Other information:
Residential mortgage loan sales:
Gross loans sold	$181,139	239,736	270,793	352,342	347,664	394,299
Gross fees (9)	$3,189	6,523	5,700	10,098	11,215	15,552
Gross fees as a percentage of loans originated	1.76%	2.72%	2.11%	2.87%	3.23%	3.94%
Net gain on residential mortgage loans sold	$1,117	2,150	4,066	4,244	7,814	6,700
Investment gains (losses) on sales of securities, net (14)	$217	—	(61)	393	—	366
Brokerage account assets, at quarter end (10)	$7,220,405	6,761,480	7,158,939	7,187,085	6,597,152	6,344,416
Trust account managed assets, at quarter end	$4,162,639	4,207,406	4,499,911	4,720,290	4,155,510	3,640,932
Core deposits (11)	$30,748,817	30,011,444	30,398,683	29,316,911	27,170,367	25,857,639
Core deposits to total funding (11)	87.4%	87.0%	89.9%	89.5%	87.8%	86.3%
Risk-weighted assets	$35,281,315	33,366,074	31,170,258	29,349,534	27,945,624	26,819,277
Number of offices	120	119	119	118	117	116
Total core deposits per office	$256,240	252,197	255,451	248,448	232,225	222,911
Total assets per full-time equivalent employee	$12,875	13,052	13,186	13,541	13,188	13,087
Annualized revenues per full-time equivalent employee	$511.5	509.0	465.5	474.1	489.4	491.3
Annualized expenses per full-time equivalent employee	$248.2	255.8	247.9	238.0	241.9	246.3
Number of employees (full-time equivalent)	3,184.5	3,074.0	2,988.0	2,841.0	2,769.5	2,706.0
Associate retention rate (12)	93.6%	93.3%	93.1%	93.4%	93.4%	93.3%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended			Nine months ended
(dollars in thousands, except per share data)	September	June	September	September	September
	2022	2022	2021	2022	2021

Net interest income	$305,784	264,574	237,543	809,833	693,638

Noninterest income	104,805	125,502	104,095	333,803	295,011
Total revenues	410,589	390,076	341,638	1,143,636	988,649
Less: Investment (gains) losses on sales of securities, net	(217)	—	—	(156)	(366)
Total revenues excluding the impact of adjustments noted above	$410,372	390,076	341,638	1,143,480	988,283

Noninterest expense	$199,253	196,038	168,851	577,952	489,687
Less: ORE expense (benefit)	(90)	86	(79)	101	(749)
Noninterest expense excluding the impact of adjustments noted above	$199,343	195,952	168,930	577,851	490,436

Pre-tax income	$183,843	181,131	169,405	522,564	485,511
Provision for credit losses	27,493	12,907	3,382	43,120	13,451
Pre-tax pre-provision net revenue	211,336	194,038	172,787	565,684	498,962
Adjustments noted above	(307)	86	(79)	(55)	(1,115)
Adjusted pre-tax pre-provision net revenue (13)	$211,029	194,124	172,708	565,629	497,847

Noninterest income	$104,805	125,502	104,095	333,803	295,011
Less: Adjustments as noted above	(217)	—	—	(156)	(366)
Noninterest income excluding the impact of adjustments noted above	$104,588	125,502	104,095	333,647	294,645

Efficiency ratio (4)	48.53%	50.26%	49.42%	50.54%	49.53%
Adjustments as noted above	0.05%	(0.03)%	0.03%	(0.01)%	0.10%
Efficiency ratio (excluding adjustments noted above) (4)	48.58%	50.23%	49.45%	50.53%	49.63%

Total average assets	$40,464,649	38,780,786	35,896,130	39,300,913	35,207,543

Noninterest income to average assets (1)	1.03%	1.30%	1.15%	1.14%	1.12%
Adjustments as noted above	—%	—%	—%	—%	—%
Noninterest income (excluding adjustments noted above) to average assets (1)	1.03%	1.30%	1.15%	1.14%	1.12%

Noninterest expense to average assets (1)	1.95%	2.03%	1.87%	1.97%	1.86%
Adjustments as noted above	—%	—%	—%	—%	—%
Noninterest expense (excluding adjustments noted above) to average assets (1)	1.95%	2.03%	1.87%	1.97%	1.86%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended
(dollars in thousands, except per share data)	September	June	March	December	September	June
	2022	2022	2022	2021	2021	2021
Net income available to common shareholders	$144,860	141,329	125,312	129,730	132,779	127,992
Investment (gains) losses on sales of securities, net	(217)	—	61	(393)	—	(366)
ORE expense (benefit)	(90)	86	105	37	(79)	(657)
Tax effect on adjustments noted above (17)	80	(22)	(43)	93	21	267
Net income available to common shareholders excluding adjustments noted above	$144,633	141,393	125,435	129,467	132,721	127,236

Basic earnings per common share	$1.91	1.87	1.66	1.72	1.76	1.70
Adjustment due to investment (gains) losses on sales of securities, net	—	—	—	(0.01)	—	—
Adjustment due to ORE expense (benefit)	—	—	—	—	—	(0.01)
Adjustment due to tax effect on adjustments noted above (17)	—	—	—	—	—	—
Basic earnings per common share excluding adjustments noted above	$1.91	1.87	1.66	1.71	1.76	1.69

Diluted earnings per common share	$1.91	1.86	1.65	1.71	1.75	1.69
Adjustment due to investment (gains) losses on sales of securities, net	—	—	—	(0.01)	—	—
Adjustment due to ORE expense (benefit)	—	—	—	—	—	(0.01)
Adjustment due to tax effect on adjustments noted above (17)	—	—	—	—	—	—
Diluted earnings per common share excluding the adjustments noted above	$1.91	1.86	1.65	1.70	1.75	1.68

Revenue per diluted common share	$5.40	5.14	4.52	4.47	4.50	4.37
Adjustments as noted above	—	—	—	(0.01)	—	—
Revenue per diluted common share excluding adjustments noted above	$5.40	5.14	4.52	4.46	4.50	4.37

Book value per common share at quarter end (8)	$67.07	66.74	66.30	66.89	65.36	64.19
Adjustment due to goodwill, core deposit and other intangible assets	(24.63)	(24.66)	(24.65)	(24.34)	(24.38)	(24.42)
Tangible book value per common share at quarter end (8)	$42.44	42.08	41.65	42.55	40.98	39.77

Paycheck Protection Program (PPP)
PPP net interest income	$755	4,060	10,690	15,131	20,420	24,618
Income tax expense at statutory rates (17)	197	1,061	2,794	3,955	5,338	6,435
Earnings attributable to PPP	558	2,999	7,896	11,176	15,082	18,183

Basic earnings per common share attributable to PPP	$0.01	0.04	0.10	0.15	0.20	0.24
Diluted earnings per common share attributable to PPP	$0.01	0.04	0.10	0.15	0.20	0.24

Equity method investment (16)
Fee income from BHG, net of amortization	$41,341	49,465	33,655	30,844	30,409	32,071
Funding cost to support investment	3,891	1,998	666	388	379	1,230
Pre-tax impact of BHG	37,450	47,467	32,989	30,456	30,030	30,841
Income tax expense at statutory rates (17)	9,789	12,408	8,623	7,961	7,850	8,062
Earnings attributable to BHG	$27,661	35,059	24,366	22,495	22,180	22,779

Basic earnings per common share attributable to BHG	$0.37	0.46	0.32	0.30	0.29	0.30
Diluted earnings per common share attributable to BHG	$0.36	0.46	0.32	0.30	0.29	0.30

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Nine months ended
(dollars in thousands, except per share data)	September 30,
	2022	2021
Net income available to common shareholders	$411,501	382,401
Investment (gains) losses on sales of securities, net	(156)	(366)
ORE expense (benefit)	101	(749)
Tax effect on adjustments noted above (17)	14	291
Net income available to common shareholders excluding adjustments noted above	$411,460	381,577

Basic earnings per common share	$5.43	5.07
Adjustment due to investment (gains) losses on sales of securities, net	—	—
Adjustment due to ORE expense (benefit)	—	(0.01)
Adjustment due to tax effect on adjustments noted above (17)	—	—
Basic earnings per common share excluding adjustments noted above	$5.43	5.06

Diluted earnings per common share	5.42	5.05
Adjustment due to investment (gains) losses on sales of securities, net	—	—
Adjustment due to ORE expense (benefit)	—	(0.01)
Adjustment due to tax effect on adjustments noted above (17)	—	—
Diluted earnings per common share excluding the adjustments noted above	$5.42	5.04

Revenue per diluted common share	$15.06	13.05
Adjustments as noted above	—	(0.01)
Revenue per diluted common share excluding adjustments noted above	$15.06	13.04

Paycheck Protection Program (PPP)
PPP net interest income	15,505	65,951
Income tax expense at statutory rates (17)	4,052	17,240
Earnings attributable to PPP	$11,453	48,711

Basic earnings per common share attributable to PPP	$0.15	0.65
Diluted earnings per common share attributable to PPP	$0.15	0.64

Equity method investment (16)
Fee income from BHG, net of amortization	$124,461	91,430
Funding cost to support investment	6,555	2,814
Pre-tax impact of BHG	117,906	88,616
Income tax expense at statutory rates (17)	30,821	23,164
Earnings attributable to BHG	$87,085	65,452

Basic earnings per common share attributable to BHG	$1.15	0.87
Diluted earnings per common share attributable to BHG	$1.15	0.86

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED
	Three months ended			Nine months ended
(dollars in thousands, except per share data)	September	June	September	September	September
	2022	2022	2021	2022	2021

Return on average assets (1)	1.42%	1.46%	1.47%	1.40%	1.45%
Adjustments as noted above	—%	—%	—%	—%	—%
Return on average assets excluding adjustments noted above (1)	1.42%	1.46%	1.47%	1.40%	1.45%

Tangible assets:
Total assets	$41,000,118	40,121,292	36,523,936	$41,000,118	36,523,936
Less: Goodwill	(1,846,466)	(1,846,466)	(1,819,811)	(1,846,466)	(1,819,811)
Core deposit and other intangible assets	(35,666)	(37,617)	(35,876)	(35,666)	(35,876)
Net tangible assets	$39,117,986	38,237,209	34,668,249	$39,117,986	34,668,249

Tangible common equity:
Total stockholders' equity	$5,342,112	5,315,239	5,191,798	$5,342,112	5,191,798
Less: Preferred stockholders' equity	(217,126)	(217,126)	(217,126)	(217,126)	(217,126)
Total common stockholders' equity	5,124,986	5,098,113	4,974,672	5,124,986	4,974,672
Less: Goodwill	(1,846,466)	(1,846,466)	(1,819,811)	(1,846,466)	(1,819,811)
Core deposit and other intangible assets	(35,666)	(37,617)	(35,876)	(35,666)	(35,876)
Net tangible common equity	$3,242,854	3,214,030	3,118,985	$3,242,854	3,118,985

Ratio of tangible common equity to tangible assets	8.29%	8.41%	9.00%	8.29%	9.00%

Average tangible assets:
Average assets	$40,464,649	38,780,786	35,896,130	$39,300,913	35,207,543
Less: Average goodwill	(1,846,466)	(1,851,137)	(1,819,811)	(1,842,777)	(1,819,811)
Average core deposit and other intangible assets	(36,884)	(31,409)	(37,228)	(33,837)	(39,372)
Net average tangible assets	$38,581,299	36,898,240	34,039,091	$37,424,299	33,348,360

Return on average assets (1)	1.42%	1.46%	1.47%	1.40%	1.45%
Adjustment due to goodwill, core deposit and other intangible assets	0.07%	0.08%	0.08%	0.07%	0.08%
Return on average tangible assets (1)	1.49%	1.54%	1.55%	1.47%	1.53%
Adjustments as noted above	—%	—%	—%	—%	—%
Return on average tangible assets excluding adjustments noted above (1)	1.49%	1.54%	1.55%	1.47%	1.53%

Average tangible common equity:
Average stockholders' equity	$5,403,244	5,316,219	5,176,625	$5,350,553	5,057,447
Less: Average preferred equity	(217,126)	(217,126)	(217,126)	(217,126)	(217,126)
Average common equity	5,186,118	5,099,093	4,959,499	5,133,427	4,840,321
Less: Average goodwill	(1,846,466)	(1,851,137)	(1,819,811)	(1,842,777)	(1,819,811)
Average core deposit and other intangible assets	(36,884)	(31,409)	(37,228)	(33,837)	(39,372)
Net average tangible common equity	$3,302,768	3,216,547	3,102,460	$3,256,813	2,981,138

Return on average equity (1)	10.64%	10.66%	10.18%	10.28%	10.11%
Adjustment due to average preferred stockholders' equity	0.44%	0.46%	0.44%	0.44%	0.45%
Return on average common equity (1)	11.08%	11.12%	10.62%	10.72%	10.56%
Adjustment due to goodwill, core deposit and other intangible assets	6.32%	6.50%	6.36%	6.17%	6.59%
Return on average tangible common equity (1)	17.40%	17.62%	16.98%	16.89%	17.15%
Adjustments as noted above	(0.03)%	0.01%	(0.01)%	—%	(0.04)%
Return on average tangible common equity excluding adjustments noted above (1)	17.37%	17.63%	16.97%	16.89%	17.11%

Allowance for credit losses on loans as a percent of total loans	1.04%	1.03%	1.17%	1.04%	1.17%
Impact of excluding PPP loans from total loans	—%	0.01%	0.03%	—%	0.03%
Allowance as adjusted for the above exclusion of PPP loans from total loans	1.04%	1.04%	1.20%	1.04%	1.20%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Troubled debt restructurings include loans where the Company, as a result of the borrower's financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.). All of these loans continue to accrue interest at the contractual rate. Troubled debt restructurings do not include, beginning with the quarter ended March 31, 2020, loans for which the Company has granted a deferral of interest and/or principal or other modification pursuant to the guidance issued by the FDIC providing for relief under the Coronavirus Aid, Relief and Economic Security Act.
6. Annualized net loan charge-offs to average loans ratios are computed by annualizing quarter-to-date net loan charge-offs and dividing the result by average loans for the quarter-to-date period.
7. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total stockholders' equity as a percentage of end of period assets.
Tangible common equity to tangible assets - End of period total stockholders' equity less end of period preferred stock, goodwill, core deposit and other intangibles as a percentage of end of period assets less end of period goodwill, core deposit and other intangibles.
Leverage – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier I risk-based – Tier I capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for credit losses.
Tier I common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of Tier 1 capital as a percentage of total risk-weighted assets.
8. Book value per common share computed by dividing total common stockholders' equity by common shares outstanding. Tangible book value per common share computed by dividing total common stockholders' equity, less goodwill, core deposit and other intangibles by common shares outstanding.
9. Amounts are included in the statement of operations in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
10. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
11. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
12. Associate retention rate is computed by dividing the number of associates employed at quarter end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter end. Associate retention rate does not include associates at acquired institutions displaced by merger.
13. Adjusted pre-tax, pre-provision net revenue excludes the impact of ORE expenses and income and investment gains and losses on sales of securities.
14. Represents investment gains (losses) on sales and impairments, net occurring as a result of gains or losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.
15. The dividend payout ratio is calculated as the sum of the annualized dividend rate for dividends paid on common shares divided by the trailing 12-months fully diluted earnings per common share as of the dividend declaration date.
16. Earnings from equity method investment includes the impact of the issuance of subordinated debt as well as the funding costs of the overall franchise. Income tax expense is calculated using statutory tax rates.
17. Tax effect calculated using the blended statutory rate of 26.14 percent.
18. Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.